Exhibit 10.107

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION, OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS Note MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

VG LIFE SCIENCES INC.

CONVERTIBLE NOTE

San Marino, California	$20,300
Issue Date: January 1, 2013	Maturity Date: December 31, 2014

FOR VALUE RECEIVED, VG Life Sciences Inc., a Delaware corporation formerly known as Viral Genetics, Inc., whose address is 2290 Huntington Drive, Suite 100, San Marino, California, 91108, ("Borrower"), promises to pay to or to the order of Michael Capizzano ("Lender"), and his successors and assigns, in lawful money of the United States of America, twenty thousand and three hundred dollars ($20,300) (the "Principal"), without interest. This Convertible Note (the "Note") is issued in satisfaction of an invoice due to Wolf Greenfield and Sacks PC by Borrower (the "Invoice") and legally assigned to Lender pursuant to the Assignment attached hereto as Exhibit A (the "Assignment"), which such Invoice Borrower and Lender had agreed to settle in Shares on certain terms and conditions immediately following the Assignment and which this Note memorializes the amended terms and conditions of.

1.	Payment and Conversion.

(a)	Payment. Borrower shall pay to Lender the Principal under this Note on or before the Maturity Date affixed above. Borrower shall pay all amounts due under this Note in lawful money of the United States of America and without set-off, deduction, demand or notice.

(b)	Exchange of Loan Obligation. All or any portion of the then outstanding Principal ("Exchanged Amount") may be exchanged for shares of Borrower's common stock ("Shares") at the election of either Lender or Borrower at any time prior to the Maturity Date by giving written notice in the form attached as Annex A (a "Notice of Conversion"), subject to the limitations set forth in Section 1(d) below (a "Conversion"). In return for the Exchanged Amount so exchanged, Lender shall receive a number of Shares equal to the Exchanged Amount divided by the Exchange Price. The Exchange Price shall be equal to the lesser of (x) 80% of the volume-weighted average closing price of the Borrower's common stock for the twenty (20) trading days immediately prior to the date of the Notice of Conversion (the "Exchange Date") as reported on the OTCBB, Pinksheets, or other market where the Shares are then quoted for trading provided that in the event no such quoted market exists, the Exchange Price shall be determined according to an appraisal of fair market value conducted by a mutually-agreed independent appraiser, and ratified by the disinterested members of the Borrower's board of directors or if there are no disinterested members then the board acting unanimously; and (y) $0.14 (which shall be adjusted proportionately or as appropriate in the event of any stock split, recapitalization, stock dividend or other similar transaction).

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An election made to exchange amounts owed hereunder for Shares cannot be revoked without the written consent of the other party. The Borrower shall issue and deliver to the Lender the Shares by DWAC within not more than one (1) business day of receiving notice from Lender. Should such Notice of Conversion represent all of the remaining obligations due hereunder, Lender shall deliver to Borrower the original Note marked "paid in full."

(c)	Mandatory Conversion. Any unpaid Principal due hereunder upon the Maturity Date shall automatically be exchanged for Shares upon the terms described in Section above using the Maturity Date as the Exchange Date, without requiring the additional consent of either patty, provided that the restrictions described in Section 1(d) below are observed.

(d)	Restrictions on Conversion.

i)	4.99% Limitation. Under no circumstances may either Lender or Borrower effect a Conversion if, after giving effect to such Conversion upon delivery of Shares, Borrower would beneficially own in excess of 4.99% of the Shares of Lender outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of Shares beneficially owned by the Lender and its Affiliates (as defined below) shall include the number of Shares issuable upon the Conversion with respect to which the determination of such sentence is being made, but shall exclude the number of Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Lender or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Borrower (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Lender or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and the rules and regulations promulgated thereunder (the "Exchange Act"). To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Lender) and of which a portion of this Note is convertible shall be in the sole discretion of Lender. To ensure compliance with this restriction, Lender will be deemed to represent to the Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(d)(i), in determining the number of outstanding Shares, the Lender may rely on the number of outstanding Shares as reflected in (x) the Borrower's most recent quarterly or annual report on Form 10-QSB or Form 10-KSB or equivalent similar filing on such public disclosure service as the Borrower may then be utilizing, as the case may be, (y) a more recent public announcement by the Borrower including on the OTC Markets website, or (z) any other notice by the Borrower or the Borrower's Transfer Agent approved by the Borrower setting forth the number of Shares outstanding. Upon the written or oral request of the Lender, the Borrower shall within two business days confirm orally and in writing to the Lender the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including this Note, by the Lender or its Affiliates since the date as of which such number of outstanding Shares was reported. The provisions of this Section 1(d) may be waived by the Lender, at the election of the Lender, upon not less than 61 days' prior notice to the Borrower, and the provisions of this Section 1(d)(i) shall continue to apply until such 61st day (or such later date, as determined by the Lender, as may be specified in such notice of waiver). The provisions of this paragraph shall be implemented in a manner necessary to preserve the intended 4.99% beneficial ownership limitation herein contained and shall not be modified in a manner otherwise than in strict conformity with the terms of this Section 1(d)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.99% limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended.

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ii	Conversion by Borrower. In addition to the limitations imposed by Section 1(d)(i) above,
Borrower may only exercise their right to effect a Conversion of Principal by Lender if all of the following are true:

a.	the Shares that Lender would receive are, upon receipt, freely-tradable and may be sold or transferred by Lender without restriction on resale of any kind;
b.	the Shares are listed or quoted for trading on the OTCBB, Pinksheets or an equivalent recognized exchange;
c.	at the time of delivery of the Shares, the Borrower is in good standing as a publicly traded entity, meeting all requirements for providing "adequate current information" or maintaining "fully-reporting" status as those terms are used in the ordinary course of business, and is otherwise in good standing under applicable securities law, exchange rules or similar rules or regulations, including, without limitation possessing no less than a "Pink Current" sign if trading on the Pinksheets market; and
d.	no Event of Default exists (as defined below).

2.	Interest. This Note shall not bear interest.

3.	Application of Payments. Payments will be applied first to any costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with the collection of amounts owing pursuant to this Note, then to interest accruing at the Default Rate, and then to reduction of Principal. All payments shall be made to Lender at the specified address until receipt of notice from Lender to the contrary.

4.	Default Rate. Upon the occurrence of an Event of Default, Lender shall be entitled to receive, and Borrower shall pay to Lender, interest on the outstanding principal balance and any other advances or charges advanced by Lender at a per annum rate equal to the lesser of (a) eighteen percent (18%), or (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which due and owing under this Note are paid in full. The preceding sentence, however, shall not be construed as an agreement or privilege to extend the date of the any payment due hereunder, or as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

5.	Prepayment. This Note may be prepaid by providing twenty business days' notice during which time Lender may exercise their right to effect a Conversion.

6.	Security Interest. This Note is unsecured.

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7.	Default. Any one of the following occurrences shall constitute an "Event of Default" under this Unsecured Revolving Credit Note provided that Lender shall be required to give written notice of same:

(a)	The failure of Borrower to repay all outstanding Principal on or before the Maturity Date or timely deliver Shares upon a Conversion;

(b)	The failure of Borrower to promptly perform any obligation of Borrower under, a breach of, or the existence of an Event of Default as defined in this Note, or any other note, debt or claim owed by Borrower to Lender; or

(c)	Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) consecutive days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

8.	Remedies. Upon the happening and during the continuation of any Event of Default, (i) Lender may, at its sole option, declare the entire Principal immediately due and payable in full; (ii) interest shall accrue on all amounts due hereunder at the Default Rate until paid in full or such Event of Default is cured; and (iii) Lender shall have and may exercise any and all rights and remedies available hereunder, at law and in equity, together with any and all rights and remedies provided in any related document including the Mutual Release and Settlement Agreement. The acceptance of any installment or payment after the occurrence of an Event of Default or event giving rise to the right of acceleration provided for herein shall not constitute a waiver of such right of acceleration with respect to such Event of Default or event or any subsequent Event of Default. The remedies of Lender, as provided herein or in any related document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. Any act, omission or commission of Lender, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

9.	Collection Costs. If one or more Events of Default (or any event which with notice or passage of time or both would constitute an Event of Default) hereunder shall occur and continues, Borrower promises to pay all collection costs, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto (including costs and reasonable attorneys' fees on any appeals or in any bankruptcy proceedings).

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10.	Legal Opinions and Disclosures. Within the scope of applicable securities law and at its cost and expense, Borrower shall cooperate to the fullest commercially reasonable extent in obtaining, or directing its legal counsel to deliver, legal opinions or cooperate with Borrower's legal counsel pertaining to (x) the removal of restrictive legends from Shares under Rule 144 or other applicable regulations, or (y) the deposit or new issuance of Shares by Lender to its brokerage electronically, including such supplemental opinions as are requested by such brokerage, for any Shares issued as a result of Conversions. All such opinions shall be delivered in not more than one (1) business day of request by Lender. In the event Lender is required to obtain such legal opinions at its own expense, the actual and reasonable cost of same shall be added to the Principal balance of this Note. While this Note is outstanding, Borrower shall use its commercially reasonable best efforts to meet all requirements for providing "current information" or "fully-reporting" status as those terms are used in the securities industry, and otherwise remain in good standing under applicable securities law, exchange rules or similar rules or regulations, and otherwise ensure the continued tradability of its Shares.

11.	Miscellaneous.

(a)	Successors and Assigns. This Note inures to the benefit of Lender and its successors or assigns, and binds Borrower, and its respective permitted successors and assigns, and the words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Lender may assign all or any portion of this Note without the consent of Borrower by providing written notice of such assignment.

(b)	Severability. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision of this Note is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(c)	Waiver. To the fullest extent permitted by law, Borrower hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the indebtedness evidenced hereby, and any other indulgence or forbearance, and is and shall be directly and primarily liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Borrower's liability hereunder.

(d)	Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be delivered (a) by personal delivery, with receipt acknowledged; (b) by telecopier or electronic mail (with original copy to follow as set forth herein); (c) by reputable overnight commercial courier service; or (d) by United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses as set forth below (subject to the right of a party to designate a different address for itself by notice similarly given). Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

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If to Borrower:

VG Life Sciences Inc.

2290 Huntington Drive, Suite 100

San Marino, CA 91108

Attn: Haig Keledjian

Fax: (626) 334-5324

Email: haig@vglifesciences.corn

If to Lender:

Michael Capizzano

c/o 2185 Warmlands Avenue

Vista, CA 92084

Fax: (416) 907-1429

Email: michaelcapizzano@gmail.com or mike@c-suiteadvisors.com

(e)	Entire Agreement. This Note contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

(f)	Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both Borrower and Lender.

(g)	Releases by Borrower. Borrower hereby releases Lender from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Lender upon a default by Borrower hereunder.

(h)	Remedies Not Exclusive. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under this Unsecured Revolving Credit Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(i)	Governing Law. This Note shall be governed by and construed under the laws of the State of California without giving effect to the choice of law provisions thereof.

(j)	Consent to Jurisdiction. Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any Federal or state court sitting in Los Angeles County, California, and that such courts shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and the collateral securing Borrower's obligations hereunder.

(k)	Time of Essence. Time is of the essence of this Note and all of the obligations hereunder.

(1)	Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

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(m)	Waiver of Jury Trial. BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY EITHER OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THIS UNSECURED REVOLVING CREDIT Note, OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON'S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THIS Note , INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER UNDER THIS UNSECURED REVOLVING CREDIT Note.

(n)	Note for Business or Commercial Purpose. BORROWER EXPRESSLY WARRANTS AND REPRESENTS TO LENDER THAT THIS Note IS INTENDED FOR AND WILL BE USED FOR A BUSINESS OR COMMERCIAL PURPOSE AND THAT THIS Note IS NOT INTENDED FOR A CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSE.

(o)	Authority. Borrower (and the undersigned representative of Borrower, if any) represents and warrants that it has full power and authority to execute and deliver this Note, and the execution and delivery of this Note has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower.

(p)	Assignment. Lender may assign, transfer, pledge or hypothecate any or all of this Note or the Shares acquirable upon exchange without Borrower's consent.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the date first above written.

BORROWER:

VG LIFE SCIENCES INC.

By: /s/ Haig Keledjian

Haig Keledjian, President and CEO

Dated: 7/12/2011

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the Note pursuant to Section 1(b) therein into shares of common stock, par value $0.0001 per share, of VG Life Sciences Inc., a Delaware corporation ("Shares"), according to the conditions hereof, as of the date written below. If Shares are to be issued in the name of a person other than the Lender of the Note, such person will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

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EXHIBIT A

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